Exhibit 99.1

              RADIATION THERAPY SERVICES ACQUIRES MARYLAND FACILITY

       COMPANY TO COMBINE IMRT CAPABLE FACILITY WITH BELCAMP, MD FACILITY

FORT MYERS, Fla., Aug. 1 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today it has acquired a single radiation therapy treatment center in Bel Air, Maryland for approximately $6.6 million.

The facility currently offers an Intensity Modulated Radiation Therapy (IMRT) program and can be readily upgraded to include Image Guided Radiation Therapy
(IGRT). The Company plans to combine the newly acquired practice with its existing practice in Belcamp, MD, which does not have an IMRT program. The combined facility will treat over 30 patients per day and utilize the Company's current physicians as the acquired facility's radiation oncologist has recently left the local market. The combination of the two practices is expected to be completed by the end of 2006. The Company expects its incremental revenue opportunity from the acquisition and the availability of IMRT to patients at the Belcamp facility to be approximately $4 million on an annual basis. The acquisition has received all necessary regulatory approvals and the Company expects to complete closing by mid-August 2006.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, "We are pleased to broaden our presence in the Central Maryland local market with the addition of this practice. Its current IMRT capabilities and location in close proximity to our existing Belcamp practice makes this an ideal fit for our operating model. It represents an outstanding opportunity to upgrade this local market's technology and achieve growth in patients treated per day and revenues."

About Radiation Therapy Services

Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 70 treatment centers are clustered into 23 local markets in 14 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG

This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

     Contacts:                              Investors/Media:
     Dave Koeninger                         Nick Laudico/Jason Rando
     Chief Financial Officer                The Ruth Group
     Radiation Therapy Services, Inc.       646-536-7030/7025
     239-931-7282                           nlaudico@theruthgroup.com
     dkoeninger@rtsx.com                    jrando@theruthgroup.com


SOURCE  Radiation Therapy Services, Inc.
    -0-                             08/01/2006
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282 or dkoeninger@rtsx.com; or Investors/Media:
Nick Laudico, +1-646-536-7030 or nlaudico@theruthgroup.com, or Jason Rando, +1-646-536-7025 or jrando@theruthgroup.com, both of The Ruth Group, for Radiation Therapy Services, Inc./
    /Web site:  http://www.rtsx.com /